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                                                                       Exhibit q

                         Specimen Price Make-Up Sheet
                               December 31, 1998


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


                                                                   Value of Registrant's                            Total
                                                                    Portfolio Securities       Outstanding      Offering Price
                                                                       and other Assets         Securities         Per Unit
State Street Research Growth Portfolio                                   $3,112,081,111          83,888,115          $37.10

State Street Research Income Portfolio                                   $  526,854,373          41,223,047          $12.78

State Street Research Money Market Portfolio                             $   41,184,735           3,978,258          $10.35

State Street Research Diversified Portfolio                              $2,656,987,066         144,508,015          $18.39

State Street Research Aggressive Growth Portfolio                        $1,431,336,586          48,463,463          $29.53

MetLife Stock Index Portfolio                                            $3,111,918,984          87,960,338          $35.38

Santander International Stock Portfolio                                  $  297,380,912          21,027,451          $14.14

Loomis Sayles High Yield Bond Portfolio                                  $   42,402,991           5,054,215          $ 8.39

Janus Mid Cap Portfolio                                                  $  371,503,911          21,304,301          $17.44

T. Rowe Price Small Cap Growth Portfolio                                 $  189,131,966          15,387,997          $12.29

Scudder Global Equity Portfolio                                          $  113,714,997           9,187,904          $12.38

Harris Oakmark Large Cap Value Portfolio                                 $    8,658,039             892,739          $ 9.70

Neuberger&Berman Partners Mid Cap Value Portfolio                        $    8,647,095             805,727          $10.73

T. Rowe Price Large Cap Growth Portfolio                                 $    6,739,701             611,505          $11.02

Lehman Brothers Aggregate Bond Index Portfolio                           $   58,809,525           5,848,165          $10.06

Morgan Stanley EAFE Index Portfolio                                      $   25,453,451           2,357,015          $10.80

Russell 2000 Index Portfolio                                             $   38,146,765           3,621,808          $10.53

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